Crown Holdings, Inc.
Exhibit 21 - Subsidiaries of Registrant

NAME	STATE OR COUNTRY OF INCORPORATION OR ORGANIZATION
Crown Cork & Seal Company, Inc.	Pennsylvania
Crown Consultants, Inc.	Pennsylvania
CROWN Americas LLC	Pennsylvania
Crown Americas Capital Corp.	Delaware
Crown Americas Capital Corp. II	Delaware
Crown Americas Capital Corp. III	Delaware
Crown Americas Capital Corp. IV	Delaware
CROWN Beverage Packaging, LLC	Delaware
Crown Cork & Seal Company (DE), LLC	Delaware
Crown Cork & Seal Receivables (DE) Corporation	Delaware
Crown Cork and Seal Receivables II LLC	Delaware
CROWN Cork & Seal USA, Inc.	Delaware
Crown International Holdings, Inc.	Delaware
CROWN Packaging Holdings LLC	Delaware
CROWN Packaging Technology, Inc.	Delaware
CROWN Beverage Packaging Puerto Rico, Inc.	Delaware
Crownway Insurance Company	Vermont
CROWN Packaging (Barbados) Limited	Barbados
CROWN Verpakking België NV	Belgium
CROWN Speciality Packaging België NV	Belgium
Crown Brasil Holdings Ltda.	Brazil
CROWN Embalagens Métalicas da Amazonia S.A.	Brazil
Aruma Productora de Embalagens do Sergipe Ltda.	Brazil
CROWN Distribuidora de Embalagens Ltda.	Brazil
Crown Asia Pacific Investments (T) Limited	British Virgin Islands
CROWN Beverage Cans (Cambodia) Limited	Cambodia
CROWN Beverage Cans Sihanoukville Limited	Cambodia
CROWN Khmer Beverage Cans Limited	Cambodia
CROWN Metal Packaging Canada Inc.	Canada
CROWN Metal Packaging Canada LP	Canada
CMB Machinery and Technology (Shanghai) Co Ltd	China
CROWN Beverage Cans Beijing Limited	China
CROWN Beverage Cans Changchun Limited	China
CROWN Beverage Cans Hangzhou Limited	China
CROWN Beverage Cans Heshan Limited	China

NAME	STATE OR COUNTRY OF INCORPORATION OR ORGANIZATION
CROWN Beverage Cans Huizhou Limited	China
CROWN Beverage Cans Nanning Limited	China
CROWN Beverage Cans Putian Limited	China
CROWN Beverage Cans Shanghai Limited	China
CROWN Beverage Cans Ziyang Limited	China
Foshan Continental Can Co. Limited	China
Foshan Crown Easy-Opening End Co. Limited	China
Crown Colombiana, S.A.	Colombia
Butimove	France
CROWN Commercial France SAS	France
Crown Developpement SAS	France
CROWN Europe Group Services	France
Crown European Holdings SA	France
CarnaudMetalbox Finance SA	France
CROWN Emballage France SAS	France
CROWN Bevcan France SAS	France
Société de Participations CarnaudMetalbox SAS	France
CROWN Commercial Germany GmbH & Co. KG	Germany
CROWN Commercial Vermögensverwaltung GmbH	Germany
Crown Cork & Seal Deutschland Holdings GmbH	Germany
CROWN Foodcan Germany GmbH	Germany
CROWN Foodcan GmbH	Germany
CROWN Cans Ghana Limited	Ghana
CROWN Hellas Can Packaging SA	Greece
CROWN Beverage Cans Hong Kong Limited	Hong Kong
CROWN China Holdings (Hong Kong) Limited	Hong Kong
Crown Packaging Investment (H.K.) Limited	Hong Kong
CROWN Closures Europe Equipment Kft	Hungary
CROWN Commercial Hungary Kft	Hungary
CROWN Magyarorszag Csomagoloipari KFT	Hungary
PT CROWN Beverage Cans Indonesia	Indonesia
CROWN Packaging Ireland Ltd	Ireland
Crown Imgallaggi Italia Srl	Italy
CROWN Aerosols Italia Srl	Italy
Crown Holdings Italia Srl	Italy

NAME	STATE OR COUNTRY OF INCORPORATION OR ORGANIZATION
CROWN Italy Finance srl	Italy
CROWN SIEM	Ivory Coast
CROWN Packaging Jamaica Limited	Jamaica
CROWN Middle East Can Co. Ltd.	Jordan
CROWN Luxembourg Holdings SARL	Luxembourg
Crown Packaging Lux I S.à.r.l.	Luxembourg
Crown Packaging Lux II S.à.r.l.	Luxembourg
Crown Packaging Lux III S.à.r.l.	Luxembourg
CROWN Société Malgache d'Emballages Métalliques	Madagascar
CROWN Beverage Cans Malaysia Sdn Bhd	Malaysia
Cierres Hermeticos, S.A. DE C.V.	Mexico
CROWN Envases Mexico, S.A. de C.V.	Mexico
CROWN Famosa, S.A. de C.V.	Mexico
Crown Mexican Holdings, S. de R.L. de C.V.	Mexico
Fabricas Monterrey, S.A. de C.V.	Mexico
Glass & Silice, S.A. DE C.V.	Mexico
Prolatamex, S.A. DE C.V.	Mexico
Silice De Veracruz, S.A. DE C. V.	Mexico
Silice Del Istmo, S.A. DE C.V.	Mexico
Crown Packaging Maroc	Morocco
CROWN Aerosols Nederland BV	Netherlands
CROWN Commercial Netherlands B.V.	Netherlands
Crown International Holdings B.V.	Netherlands
Crown Overseas Investments B.V.	Netherlands
CROWN Speciality Packaging BV	Netherlands
CROWN Verpakking Nederland BV	Netherlands
Crown Canadian Holdings ULC	Nova Scotia
Crown Commercial Polska Sp. z.o.o.	Poland
CROWN Packaging Polska Sp.z.o.o.	Poland
Crown Cork & Seal de Portugal Embalagens S.A.	Portugal
Crown Cork Kuban	Russia
CRWON Arabia Can Company Ltd	Saudi Arabia
CROWN Senegal	Senegal
CROWN Asia Pacific Holdings Pte. Ltd.	Singapore
CROWN Beverage Cans Singapore Pte. Ltd.	Singapore

NAME	STATE OR COUNTRY OF INCORPORATION OR ORGANIZATION
CROWN Speciality Packaging Investment Pte. Ltd.	Singapore
Superior Investment Holdings Pte. Ltd.	Singapore
Superior Multi-Packaging Limited	Singapore
CROWN Bevcan Slovakia s.r.o.	Slovakia
CarnaudMetalbox Food South Africa (Pty) Limited	South Africa
Adularia Inversiones 2010 S.L.	Spain
CROWN Bevcan Espana S.L.	Spain
Crown Closures Spain, S.L.	Spain
Crown Comercial de Envases, S.L.	Spain
Crown Holdings Spain, S.L.	Spain
Mivisa Envases, S.A.	Spain
Crown Packaging Europe GmbH	Switzerland
CROWN AP (Thailand) Company Limited	Thailand
CROWN Foodcan (Hat Yai) Company Limited	Thailand
CROWN Foodcan (Nakhon Pathom) Company Limited	Thailand
CROWN Food Packaging (Thailand) Public Company Limited	Thailand
CROWN Bevcan and Closures (Thailand) Company Limited	Thailand
CROWN Packaging Trinidad Limited	Trinidad
CROWN Maghreb Can	Tunisia
CROWN Bevcan Türkiye Ambalaj Sanayi Ve Ticaret Limited Sirketi	Turkey
Crown Foodcan Turkey Ambalaj Sanayi Ve Ticaret Limited Sirketi	Turkey
CROWN Emirates Company Limited	United Arab Emirates
CarnaudMetalbox Engineering Ltd	United Kingdom
CarnaudMetalbox Group UK Limited	United Kingdom
CarnaudMetalbox Overeseas Limited	United Kingdom
CROWN Aerosols UK Limited	United Kingdom
Crown Packaging Commercial UK Limited	United Kingdom
CROWN Specialty Packaging UK Ltd	United Kingdom
CROWN Packaging UK PLC	United Kingdom
Crown UK Holdings Limited	United Kingdom
Metalbox Limited	United Kingdom
CROWN Beverage Cans (Dong Nai) Limited	Vietnam
CROWN Beverage Cans Danang Limited	Vietnam
CROWN Beverage Cans Hanoi Limited	Vietnam
CROWN Beverage Cans Saigon Limited	Vietnam

(1)	The list includes only consolidated subsidiaries which are directly owned or indirectly owned by the Registrant.

(2)
In accordance with Regulation S-K, Item 601(b)(ii), the names of certain subsidiaries have been omitted from the foregoing list. The unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary, as defined in Regulation S-X, Rule 1-02(w).